UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005

CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-10140 (Commission file number)	95-3629339 (I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California (Address of principal executive offices)	91764 (Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

Item 3.02        Unregistered Sales of Equity Securities

On February 25, 2005, the merger of Granite State Bank, a California state bank (“Granite”), with and into Citizens Business Bank (“CBB”), a California state bank and principal subsidiary of CVB Financial Corp., a California corporation (the “Company”), was consummated in accordance with the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of October 21, 2004, by and among the Company, CBB and Granite (the “Merger”). In connection with the Merger, CVB will issue approximately 696,049 shares of its common stock to satisfy the stock obligation under the Merger Agreement. In addition, CBB will pay approximately $13.3 million in cash to satisfy the cash obligation under the Merger Agreement.

The shares were issued by the Company in reliance upon an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended, for the issuance and exchange of securities approved, after a public hearing upon the fairness of the terms and conditions of the exchange, by a state commission authorized by law to grant such approval. A public fairness hearing was held before the Commissioner of the California Department of Corporations on January 18, 2005, in accordance with Section 25142 of the California Corporate Securities Law of 1968, as amended, after which a permit authorizing the issuance and exchange of the Company’s shares was granted.

Item 8.01        In connection with the Merger, CVB issued a press release, attached hereto as Exhibit 99.1 and which is being furnished hereunder.

Item 9.01        Financial Statements and Exhibits.

                          (a)       Financial Statements

                                      Not Applicable

                          (b)       Pro Forma Financial Information

                                      Not Applicable

                          (c)       Exhibits

                                      99.1       Press release, dated February 28, 2005, announcing the completion of the Merger.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                        CVB FINANCIAL CORP.
                                                                                                                        (Registrant)

Date: February 28, 2005	By: /s/ D. Linn Wiley. D. Linn Wiley, President and Chief Executive Officer

Exhibit Index

99.1        Press Release, dated February 28, 2005